April 26, 2019
Greenspring Fund, Incorporated 2330 W. Joppa Road, Suite 110 Lutherville, MD 21093-4641

Ladies and Gentlemen:

We have acted as counsel to Greenspring Fund, Incorporated, a Maryland corporation (the “Company”), in connection with Post-Effective Amendment No. 54 (the “Post-Effective Amendment”) to the Company’s registration statement on Form N-1A (File Nos. 002-81956; 811-03627) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about April 26, 2019, registering an indefinite number of shares of common stock of the Company (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectus and statement of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;
(ii)	the Company’s articles of incorporation, as amended, and by-laws in effect as of the date of this opinion letter; and
(iii)	the resolutions adopted by the board of directors of the Company relating to the Post-Effective Amendment and the authorization for issuance and sale of the Shares.
We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Company.  We have not independently established any of the facts on which we have so relied.

K&L GATES LLP
1601 K STREET N.W.   WASHINGTON   DC 20006
T +1 202 778 9000  F +1 202 778 9100  klgates.com

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, and that the representations of officers of the Company are correct as to matters of fact.  We have also assumed that, as of any date of determination, the number of outstanding Shares of the Company will not exceed the number of such Shares authorized to be issued under the Company’s charter.  We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Maryland General Corporation Law and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares.   We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment.  In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

K&L GATES LLP
1601 K STREET N.W.   WASHINGTON   DC 20006
T +1 202 778 9000  F +1 202 778 9100  klgates.com